Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form F-4 of our report dated March 31, 2023 relating to the financial statements of Brookfield Asset Management ULC. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada

October 11, 2023